                                                                     EXHIBIT 21



                  SUBSIDIARIES OF MET-COIL SYSTEMS CORPORATION
                               AS OF MAY 31, 1998

NAME                                                      STATE OF INCORPORATION
--------------------------------------------------------------------------------
Iowa Precision Industries, Inc.                           Delaware

The Lockformer Company                                    Illinois

Met-Coil Limited                                          (1)

Fen-Pro Inc.                                              Illinois (2)

Met-Coil - Texas                                          Texas (3)



All Subsidiaries do business under their own names or under the name of Met-Coil Systems Corporation.



(1) International joint venture, 50% owned by Met-Coil Systems Corporation, based in Japan.

(2) F/K/A Roper Whitney Company, F/K/A Met-Coil-RWC, Inc., F/K/A Fenestra, Inc.

(3)  F/K/A Rowe Machinery & Automation, Inc.